Exhibit 10.4

                                      LEASE

      THIS LEASE is made as of August 24th, 2000, by and between Merry Fields, LLC ("Landlord"), and Young Design, Inc ("Tenant").

            1. DESCRIPTION OF PREMISES. Landlord, in consideration of the rents to be paid by Tenant and other covenants of Tenant contained herein, does hereby lease to Tenant the parcels (each, a "Parcel") described on Exhibit A (the "Premises").

            2. TERM. The term of this lease shall be for a period of Ten (10) years, commencing on the First (1st) day of January, 2001 (the "Commencement Date"), and ending at midnight on December 31, 2010, provided, however, that this lease shall be renewable for two (2) five year periods, upon Tenant giving Landlord written notice of its intent to renew at least One hundred and eighty days (180) days prior to the expiration of the then current term.

            3. RENT. Tenant agrees to pay Landlord, without demand, deduction or offset, annual rental at the initial rate of $16.50 per square foot. Rent shall be adjusted annually on the anniversary of the Commencement Date and such adjustment shall be equal to One hundred and three percent (103%) of the prior period just ended during the term of the lease.

                  Beginning on the first anniversary of the Commencement Date and annually on each anniversary of the Commencement Date thereafter, rent shall increase for each succeeding lease year by an amount equal to One hundred and three percent (103%) of the prior period just ended during the term of the lease.

                  Annual rent shall be divided into twelve (12) equal consecutive payments and shall be paid on the first (1st) day of every month commencing on January 1, 2001, and continuing on the first (1st) day of each month thereafter during the term of this lease and any renewals thereof. If the term of this lease shall commence or expire on a day other than the first day of a calendar month, the rent for any partial month shall be prorated. All rent payments shall be paid to Landlord at its address specified below, or such other place as Landlord designates in writing for the initial year of the lease. The initial monthly rent payment shall be in the amount of $ 20,625.00 and shall be due and payable at the execution of this lease agreement. Landlord shall grant Tenant two months free rent at the beginning of the lease for purposes of tenant renovations.

            4. SECURITY DEPOSIT: Tenant shall deposit with the Landlord, with the execution of this lease and thereafter maintain with Landlord the sum of Twenty Thousand Six Hundred and Twenty Five dollars which shall be held by Landlord, without interest to Tenant, as security for the full and faithful performance by Tenant of Tenant's obligations pursuant to this Lease. If Tenant fails to pay any amount which Tenant is obligated to pay pursuant to this Lease, Landlord may, at its option (but Landlord shall not be obliged to), apply an portion of such security fund to the amount owed by Tenant. Any such application by Landlord shall not waive the default created by Tenant's failure to pay. If any portion of the security deposit is so applied by Landlord, Tenant shall, within ten (10) days after demand from Landlord, restore the security deposit held by Landlord to its original amount. The security deposit, less amounts properly charged against same, shall be refunded to Tenant within thirty (30) days after Tenant has paid all amounts owed and performed all of its obligations pursuant to this Lease.

            5. ACCEPTANCE OF PREMISES. Occupancy of the Premises by Tenant shall constitute its acceptance of same. Tenant acknowledges that Landlord has not made any warranties or representations, oral or written, as to the use or fitness of the Premises for any particular purpose.

            6. USE AND COMPLIANCE WITH LAW. Tenant shall not use, or permit the Premises, or any part thereof, to be used, for any purpose or purposes other than the purpose or purposes for which the Premises are hereby leased and no use shall be made or permitted to be made of the [Illegible]

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            7. QUIET ENJOYMENT AND COVENANT OF TITLE. Landlord covenants that it has full right and power to acquire subject property of this lease. Landlord also covenants that ownership of the property is scheduled to pass to Landlord prior to commencement date of this lease. Landlord and Tenant agree that if title does not pass to Landlord by September 30, 2000 then Landlord must notify Tenant and this lease is null and void Landlord must refund all deposit money paid to Landlord at the execution of this Lease. Landlord covenants that once Landlord has title to the property it has full right and power to execute this lease and to grant the estate demised herein, and that Tenant, upon payment of the rents herein reserved and performing the terms, conditions, and covenants herein contained, shall peacefully and quietly have, hold, and enjoy the Premises during the full term of this lease.

            8. MAINTENANCE AND REPAIR. Tenant shall maintain and repair the Premises during the full term of this Lease, and any extension thereof, and pay, as additional rent, as and when due to the persons or entities who are owed money in connection therewith, all costs of such maintenance and repair. Tenant shall promptly advise Landlord of all such work and provide evidence satisfactory to Landlord that Tenant has paid the entire cost thereof. Tenant shall provide and pay for all maintenance and repair of and to the Premises and appurtenant grounds and facilities, including, but not limited to, parking lot maintenance and repair, landscape maintenance and repair, roof maintenance and repair, elevator maintenance and repair, and HVAC maintenance and repair.

            9. UTILITIES. Tenant agrees to pay when due all utility charges incurred in connection with its use and occupancy of the Premises, including, but not limited to, electricity, fuel, gas, telephone, janitorial services and other utilities and/or services supplied to or/for the Premises.

            10. ALTERATIONS BY TENANT. Tenant shall not make or suffer to be made any alteration, addition or improvements to the Premises, or any part thereof, without the prior written consent of Landlord, and any alteration, addition, or improvement to the Premises made by Tenant, without such consent including without limitation, any partitions (non-portable) or affixed carpeting, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition or improvement to of the Premises by Tenant, the same shall be made by Tenant at its sole cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose. Upon the termination of this lease, Tenant, at its sole cost and expense, shall promptly both remove all of Tenant's movable furniture, portable partitions, non-built-in bookshelves, machinery and equipment and trade fixture, together with any alteration, addition or improvement made by Tenant and shall repair any damage to the Premises caused by such removal. If not so removed at the termination of Lease, the same shall become the property of Landlord.

            11. REPAIRS. Tenant, at its sole cost and expense, shall at all times during the term hereof provide for the routine care and maintenance of the Premises and every part thereof, including, without limitation, any appurtenances and fixtures, windows, doors and skylights (but excluding other than routine maintenance and the exterior walls and roof), in good and sanitary order, condition and repair, ordinary wear and tear, and wear and tear or damage thereto occasioned by fire, failure to provide other than routine maintenance, earthquake, acts of God or the elements along excepted. Upon the termination of this lease, Tenant shall surrender the Premises in the same condition as when received, ordinary wear and tear, and wear and tear or damage occasioned by fire, earthquake, failure to provide other than routine maintenance and require, acts of God or the elements excepted. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof except Landlord will maintain the structural foundation and roof of the building and provide other than routine maintenance and repairs, and that no representations respecting the condition of the Premises have been made by Landlord to Tenant except as may be specifically hereinafter set forth.

            12. CONSTRUCTION LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the [Illegible]

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            13. CONSTRUCTION DEPOSIT, It is understood that Landlord has leased premises to Tenant with the understanding that certain improvements (Exhibit B) will be made by tenant to the premises. Tenant has agreed to deposit, as collateral, without interest, with Landlord the sum of $350,000 upon the execution of this lease. Landlord agrees to release the funds as the work is completed. Within thirty days of Tenant request, Landlord shall refund any unused portion of the deposit, subject to Landlords approval that all improvements that Tenant has agreed to make to premises have been made and that there are no construction/mechanics liens on the property.

            14. SUBLEASING, ASSIGNMENT. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer or permit any other person to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall, at the option of Landlord, exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord.

            15. DAMAGE TO PREMISES. If the Premises are damaged or destroyed, Landlord shall promptly repair or rebuild the same if, in Landlord's sole judgment, such repair or rebuilding can be made within sixty (60) days after such damage or destruction in which event this Lease shall remain in full force and effect. If there shall be damage to or destruction of the Premises and such damage or destruction is not the result of the act, neglect, default or omission of Tenant, its agents, employees of invitees, Tenant shall be entitled to a reduction of rent while such repair is being made in the proportion to the interference, if any, to which such damage interferes with the business carried on by Tenant in the Premises. If such repair cannot be made within sixty (60) days, Landlord and Tenant shall each have the option to give notice to the other at any time within thirty (30) days after occurrence of such damage or destruction terminating this Lease as of a date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, this Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice (unless earlier terminated as otherwise herein provided), and the rent, proportionately reduced upon the condition and as hereinabove in this paragraph provided, shall be paid up to the date of such termination. Landlord hereby agrees to refund to Tenant any rent theretofore paid for any period of time subsequent to such date. Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair or replace any damage or destruction by other cause whatsoever to any panelings, decorations, partitions, railing, ceilings, floor coverings, trade or office fixtures, machinery or equipment or any other property of Tenant or its customers or improvements installed on the Premises by Landlord.

            16. PAST DUE RENTS. Tenant recognizes and acknowledges that if rent payments are not received when due, Landlord will suffer damages and additional expense thereby and Tenant therefore agrees that a late charge equal to ten percent (10%) of the late rent may be assessed by Landlord as additional rental if Landlord has not received any rent or additional rent due pursuant to this Lease within five (5) days after its due date. If any check given in payment of rent is not honored when due, Landlord may require that subsequent rent payments be made by certified or cashier's check.

            17. INSURANCE; TAXES. Tenant shall pay, as additional rent, in full, in advance, on the Commencement Date, all fire and casualty and liability insurance premiums and, all taxes including but not limited to real estate taxes attributable to the premises.

            18. LIABILITY. Landlord and its agents shall not be liable for any injury to persons or loss or damage to property resulting from any cause other than the gross negligence or willful misconduct of Landlord, its agents and employees. Tenant shall indemnify and save Landlord harmless from all suits.

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            19. INSPECTION OF PREMISES. Landlord and Landlord's agents shall have free access during normal business hours to the Premises for the purposes of inspection, maintenance and repair and at all times for emergency purposes.

            20. CONDEMNATION. If all or a part of the Premises sufficient to render same unusable for Tenant's purposes or all means of access to the Premises shall be condemned for a period in excess of ninety (90) days or sold under threat of condemnation, this lease shall terminate and Tenant shall have no claim against Landlord or to any portion of the award in condemnation for the value of any unexpired term of this lease. Tenant may seek to recover independently compensation from the condemning authority for moving expenses, the value of any of Tenants property taken (other than Tenant's leasehold interest in the Premises) or other compensable loss or damage. In the event of a temporary taking of ninety (90) days or less, this lease shall not terminate, but the term hereof shall be extended by the period of the taking and the rent shall abate in proportion to the area taken for the period of such taking.

            21. DEFAULT. (a) If Tenant does not pay any rent or other sum payable by Tenant pursuant to this lease and such default continues for a period of ten (10) days after written notice is given to Tenant (provided, however, that no written notice shall be required if Landlord has previously given written notice of failure to pay rent during the then current calendar year), or if Tenant shall fail to perform any other covenant, agreement, or obligation of Tenant pursuant to this lease and such default continues for thirty (30) days after written notice thereof is given to Tenant, or if Tenant should become bankrupt or insolvent or any debtor proceedings are taken by or against Tenant, or if Tenant vacates or attempts to vacate the Premises, then Landlord shall have the following rights and remedies:

                  (i) Landlord may terminate this lease by written notice to
            Tenant, in which event this lease, all rights of Tenant, and all duties of Landlord shall immediately cease and terminate, and Landlord may re-enter and take possession of the Premises, remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Tenant and enjoy the Premises free of Tenant's estate pursuant to this lease, without prejudice, however to any and all rights of action against Tenant that Landlord may have for rent, damages, or breach of this lease, in respect of which Tenant shall remain and continue liable notwithstanding such termination;

                  (ii) Landlord shall have the right to re-enter the Premises and remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without terminating this lease. Landlord shall have the right to take such action without service of notice except as may be expressly required herein or by applicable law and without resort to legal process (unless required by law) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. If Landlord elects to re-enter the Premises as aforesaid, Landlord may, at any time thereafter, elect to terminate this lease by giving written notice to Tenant of such election. Whether or not Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceedings or pursuant to any notice required by law, Landlord may, at its option, re-let the Premises or any portion thereof for the benefit of Tenant for such term or terms (whether shorter or longer than the term of this lease) and at such rental and upon such other terms and conditions as Landlord in its sole discretion, deems advisable, and, at the expense of Tenant, Landlord shall have the right to make such repairs or alterations to the Premises as Landlord deems necessary in order to re-let same. Provided this lease has not been terminated by Landlord, upon each such re-letting, all rentals actually received by Landlord from such re-letting applicable to the unexpired term of this lease shall be applied as follows: First, to the payment of any costs and expenses of such re-letting, including costs incurred by Landlord for brokerage fees, legal fees and alterations and repairs to the Premises; Second, to the payment of any indebtedness other than rent due hereunder from Tenant; Third, to payment of any unpaid portion of rent then due. On the scheduled expiration date of this lease,

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relieve Tenant of any of its liabilities or obligations hereunder which arose prior to or by reason of such termination, whether or not the Premises are re-let.

            22. LEGAL COSTS AND EXPENSES. In case suit shall be brought for an unlawful detainer of the Premises or for the recovery of any rent due under the provisions of this lease or because of the failure of performance or observance of any other term, covenant or condition herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the Court of competent jurisdiction. If Landlord should be named as a defendant in any suit brought against Tenant in connection with or arising out of this lease, Tenant shall pay Landlord its costs and expenses incurred in such suit and reasonable attorneys' fee unless in such suite there is an express finding made that the conduct or omission complained of constituted negligence on the part of Landlord.

            23. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or termination of this lease without Landlord's written consent, such possession be construed as an extension of this lease on a month-to-month basis, upon the terms and conditions applicable to the last year of the preceding term except for the rental amount which shall be increased by 125% over the preceding period. Acceptance of rent by Landlord during any holdover tenancy at sufferance shall not waive the default created by Tenant's holdover or Landlord's consent to the month-to-month tenancy created by the holdover. The provisions of this paragraph are in addition to, and do not affect Landlord's right of re-entry or other rights provided hereunder or at law.

            24. SURRENDER OF PREMISES. Tenant shall surrender the Premises at the termination of the lease term, broom-cleaned, with all rubbish removed, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Tenant shall deliver all keys to Landlord or Landlord's agent.

            25. NOTICES. Any notices required pursuant to this lease shall be in writing. Addresses to which notices shall be sent are as follows:

                TO TENANT:   Young Design, Inc
                             8000 Lee Highway
                             Falls Church, Va 22042
                             Attn: Steven J. Rotter

                TO LANDLORD: Merry Fields, LLC
                             3011 Cedarwood Lane
                             Falls Church, Va 22042
                             Attn: Robert Fitzgerald

                  Either party may at any time designate by written notice to the other a change of address for notices. All notices, demands and quests which are addressed as provided above and are (i) deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or (ii) accepted for overnight delivery by a guaranteed overnight courier, delivery charges prepaid or with delivery not conditioned upon payment of charges, shall be deemed to have been given for all purposes hereunder two (2) days after such notice shall have been deposited in the United States mail or one (1) day after such notice shall have been accepted for delivery by the applicable overnight delivery service. Notices given by personal service shall be deemed received on the date of such personal service.

            26. SUCCESSOR AND ASSIGNS. This lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto. This provision shall not give Tenant by implication any right to assign its rights or interest pursuant to this lease.

            27. PERFORMANCE BY LANDLORD AND TENANT. If Tenant fails to perform any of its obligations hereunder Landlord [Illegible]

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which shall thereafter accrue, and shall not waive Landlord's right to assert any other right, claim or cause of action. Acceptance by Landlord of rent from Tenant during the existing of any default shall not constitute a waiver of such default, or a waiver of the right of Landlord to insist upon Tenant's strict compliance with the terms of this lease.

            29. PARAGRAPH HEADINGS. The paragraph headings of this lease are used for convenience only, and are in no way to be construed as a part of this lease or as a limitation on the scope of the particular provision to which they refer.

            30. INVALIDITY; CONSTRUCTION. If any provision of this lease shall be held to be invalid, whether generally or as to specific facts or circumstances, the same shall not affect in any respect whatsoever the validity of the remainder of this lease, which shall continue in full force and effect. Any provision held invalid as to any particular facts and circumstances shall remain in full force and effect as to all other facts and circumstances. This lease has been drafted in mutual contribution of language and is not to be construed against either party hereto as belong the drafter hereof or causing the same to be drafted.

            31. GOVERNING LAW. This lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the Commonwealth of Virginia.

            32. TIME IS OF THE ESSENCE. Time is of the essense in this lease and of each and all of its provisions.

            33. ENTIRE AGREEMENT. This lease, together with the attached exhibits and riders, if any, contains the entire agreement of the parties related to this transaction, supersedes all prior negotiations and agreements and represents their final and complete understanding. This lease may not be modified orally, through course of performance or in any manner other than by agreement in writing, signed by the parties hereto.

      IN WITNESS WHEREOF, this lease has been duly executed by the parties hereto as of the date and year first above written.


                             LANDLORD By: /s/ Robert E. Fitzgerald
                                         ---------------------------------

                                          Title: President/Managing Member

                                          Date:  8/24/00


                             TENANT   By: /s/ Stephen Rotter
                                         ---------------------------------

                                          Title: CFO

                                          Date:  8/24/00